Exhibit 10.3
THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is entered into as of January 10, 2014 by and between The Freshwater Group, Inc., an Arizona corporation (“Buyer”), and Parkview Frisco, L.P., a Texas limited partnership (“Seller”).
WHEREAS, Seller and Buyer previously entered into that certain Purchase and Sale Agreement (the “Purchase and Sale Agreement”) dated as of October 31, 2013 with respect to certain premises commonly known as Parkview Frisco, having a street address of 7450 Stonebrook Parkway, Frisco, Texas 75034, and more particularly described on Exhibit A to the Purchase and Sale Agreement.
WHEREAS, Seller and Buyer mutually desire to reaffirm and amend the Purchase Agreement as provided below.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.All capitalized terms used and not defined herein shall have the meanings given to them in the Purchase and Sale Agreement.
2.    Closing Date. The first sentence of Paragraph 5(a) of the Purchase and Sale Agreement is hereby amended and restated in its entirety as follows:
“The consummation of the purchase and sale of the Property (“Closing”) shall occur on the first business day of a month following the date that is thirty (30) days after the expiration of the Due Diligence Period or such earlier date as is requested by Buyer.”
3.    Extension of Due Diligence Period. The definition of “Due Diligence Period” (as defined in Section 2(iii) of the Purchase and Sale Agreement) shall be amended in its entirety to mean “the period beginning on the Effective Date and ending at 11:59 p.m., Dallas, Texas time on January 15, 2014” such that the Due Diligence Period shall expire at 11:59 p.m., Dallas, Texas time on January 15, 2014. All references in the Purchase and Sale Agreement to the “expiration of the Due Diligence Period” shall be deemed to occur at 11:59 p.m., Dallas, Texas time on January 15, 2014.
4.    Except as expressly modified hereby, the Purchase and Sale Agreement is hereby ratified and shall remain in full force and effect, enforceable in accordance with its terms.

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5.    This Amendment may be executed in multiple counterparts, which taken together shall constitute one and the same instrument, and executed counterparts may be delivered via facsimile or e-mail, the parties agreeing to be bound by such delivery.
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This Third Amendment has been executed as of the date and year first above written.

BUYER:	THE FRESHWATER GROUP, INC. an Arizona corporation
By: /s/ Carl Mittendorff
Printed Name: Carl Mittendorff
Title: Chief Investment Officer

SELLER:	PARKVIEW FRISCO, L.P., a Texas limited partnership

By:	ZERGA Investments, L.L.C., a Texas limited liability company Co-General Partner

By:	/s/ Jerry Green Jerry Green Managing Member

By:	TEXAS LAND MANAGEMENT, L.L.C., a Texas limited liability company Co-General Partner

By:	/s/ Jim Williams, Jr. Jim Williams, Jr. President